Exhibit 99.1

For Immediate Release

For investor relations information, contact:	For trade press information, contact:
EFJ, Inc.	EFJohnson Company
Jim Stark, 800-295-1772	Kevin Nolan, 202-772-5441
e-mail: jstark@efji.com	e-mail: knolan@efjohnson.com

O’Hara Named President of EFJohnson

Washington, DC – January 19, 2005 — EFJ, Inc. (NASDAQ: EFJI) announced today that it has appointed Ms. Ellen O. O’Hara to the position of president and chief operating officer of its EFJohnson subsidiary effective February 1, 2005.

“Ellen brings over 20 years of industry knowledge to EFJohnson and we are pleased to have someone of her talent and experience join our company,” said Michael E. Jalbert, chairman and chief executive officer of EFJ, Inc. “Ellen’s experience in managing a global business, coupled with her extensive track record of leadership in the communications industry, provides us with a strong leader to continue building EFJohnson into the future. We are keenly focused on growing our business at EFJ, Inc. to $300 million in revenue by the end of fiscal year 2008 and adding talent like Ellen’s gives us added confidence in our ability to meet our goal,” Jalbert added.

Prior to joining EFJohnson, Ms. O’Hara held senior level management positions at Motorola including vice president and general manager, Radio Products Division and vice president and director of Subscriber Operations, Radio Network Solutions Group. Prior to Motorola, Ms. O’Hara worked for General Electric and Ericsson/GE in business development, operations and product management.  Ms. O’Hara holds an MBA from the Harvard Graduate School of Business and a BA from Mount Holyoke College.

About EFJohnson

EFJohnson, founded in 1923, is a leading provider of two way radios and communication systems for law enforcement, fire fighters, EMS, and the military. The company has a lengthy history of leadership in numerous communication industry standards initiatives and organizations and was one of the first developers of wireless communications products to be fully compliant with federal government Project 25 interoperability standards. EFJohnson offers a comprehensive portfolio of digital and analog radio communications solutions which assist in effectively and affordably managing the transition to digital P25 compliant systems. For more information, visit www.efjohnson.com.

About EFJ, Inc.

EFJ, Inc. is the Washington, DC based parent company to industry-leading wireless telecommunications solutions businesses. EFJ, Inc. is home to the EFJohnson Company, one of the first developers of Project 25 mobile communications products compliant with federal government interoperability standards, and Transcrypt International, a leader in secure voice communication solutions. EFJohnson and Transcrypt International are wholly owned subsidiaries of EFJ, Inc. For more information, visit www.efji.com.

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Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other matters, anticipated sales growth. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the ability to reach $300 million in revenue by the end of fiscal year 2008, the level of demand for EFJ’s products and services, the timely procurement of necessary manufacturing components, dependence on continued funding of governmental agency programs, and other risks detailed in EFJ’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. EFJ undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

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